Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 17, 2022, on the financial statements of Thumzup Media Corporation as of December 31, 2021, and 2020, and for the year ended December 31, 2021 and for the period October 27, 2020 (date of inception) through December 31, 2020, included herein on the Regulation A Offering Circular of Thumzup Media Corporation on Amendment No. 1 to Form 1-A.

/s/ Haynie & Company

Salt Lake City, Utah

December 9, 2022